Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Digital Turbine, Inc. (the “Company”) and Appia, Inc. (“Appia”), giving effect to the acquisition of Appia (the “acquisition”) pursuant to the Agreement and Plan of Merger, dated as of November 13, 2014 (the “merger agreement”), by and among the Company, DTM Merger Sub, Inc., a wholly-owned subsidiary of the Company, Appia and Shareholder Representative Services LLC, as the stockholder representative, as if it had been consummated on September 30, 2014. The Company completed the acquisition of Appia on March 6, 2015. The Unaudited Pro Forma Combined Statements of Operations for the six months ended September 30, 2014, and for the year ended March 31, 2014, combine the historical consolidated statements of operations of the Company and Appia, giving effect to the acquisition as if it had been consummated on April 1, 2013, the beginning of the earliest period presented. The Company and Appia have different fiscal year ends, with the most recent annual period of the Company ended on March 31, 2014, and the most recent annual period of Appia ended on December 31, 2013. As such, amounts related to the historical operations of Appia have been adjusted to align the period over which those operations occurred with the periods presented by adding the necessary quarterly results to match the Company’s fiscal reporting periods. In addition, certain line items of the balance sheet and income statements were combined or reclassified in order to make the information comparable.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations, with the Company considered as the accounting acquirer and Appia as the accounting acquiree. Accordingly, consideration to be given by the Company to complete the acquisition with Appia will be allocated to assets and liabilities of Appia based on their estimated fair values as of the completion date of the acquisition. As of the date of this current report, the Company has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Appia assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all of the adjustments necessary to conform Appia’s accounting policies to the Company’s accounting policies. A final determination of the fair value of Appia assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Appia that exist as of the date of completion of the acquisition and, therefore, cannot be made prior to the completion of the transaction. Additionally, the value of the consideration given by the Company to complete the acquisition is determined in part based on the trading price of the Company’s common stock at the time of the completion of the acquisition. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Combined Financial Statements presented below. The Company estimated the fair value of Appia’s assets and liabilities based on discussions with Appia management, preliminary valuation studies, due diligence and information presented in public filings. Upon completion of the acquisition, final valuations will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that such finalization will not result in material changes. There are no pro forma tax adjustments as both the Company and Appia have historically incurred losses and have an effective US tax rate of 0%. The actual effective tax rate after the acquisition may differ from this rate.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from, and should be read in conjunction with, (1) the accompanying notes thereto, (2) the unaudited interim consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the six months ended September 30, 2014, (3) the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2014, (4) the unaudited interim consolidated balance sheet of Appia as of September 30, 2014, and the related consolidated statements of comprehensive income (loss) and cash flows for the nine months September 30, 2014, and (5) the audited consolidated balance sheets of Appia as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), shareholders’ equity, and cash flows for each of the two fiscal years in the period ended December 31, 2013. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been if the acquisition had occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Exhibit 99.5

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including planning costs or any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition, except to the extent that such integration costs have been incurred during the periods presented. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements (excluding the balance sheet) do not include one-time costs directly attributable to the transaction or professional fees incurred by the Company or Appia pursuant to provisions contained in the merger agreement as those costs are not considered part of the purchase price.

Exhibit 99.5

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(In thousands)

	Historical Mandalay US$	Historical Appia US$	Pro Forma Adjustments US$	Footnote	Pro Forma Combined US$
ASSETS
Current assets
Cash and cash equivalents	16,715	1,952	(3,343)	(a)	15,324
Restricted cash	200	-			200
Accounts receivable, net	4,337	5,090	(64)	(b)	9,363
Deposits	86	-			86
Prepaid expenses and other current assets	349	245			594
Total current assets	21,687	7,287	(3,407)		25,567
Property and equipment, net	422	2,677	2,605	(c)	5,704
Other long-term assets	-	9	(9)	(f)	-
Deferred tax assets	541	-			541
Intangible assets, net	6,913	-	8,000	(d)	14,913
Goodwill	6,309	-	52,832	(e)	59,140
TOTAL ASSETS	35,872	9,973	60,020		105,865
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	3,817	721			4,538
Accrued license fees and revenue share	2,373	2,477	(64)	(b)	4,786
Accrued compensation	2,122	727			2,849
Current portion of long term debt	-	600			600
Deferred tax liabilities	1,024	-			1,024
Other current liabilities	708	1,291	(1,058)	(a)	941
Total current liabilities	10,044	5,816	(1,122)		14,738
Long term and convertible debt, net of discount	-	7,499	801	(f)	7,599
			(701)	(i)
Other long-term liabilities	-	3,129	(3,129)	(g)	123
			123	(i)
Total liabilities	10,044	16,444	(4,028)		22,460
Redeemable convertible preferred stock	-	39,552	(39,552)	(g)	-
Stockholders’ equity:
Preferred stock	100	3	(3)	(g)	100
Common stock	7	3	(3)	(g)	9
			2	(h)
Additional paid-in capital	196,040	-	56,997	(h)	253,615
			578	(i)
Treasury Stock	(71)	-			(71)
Accumulated other comprehensive loss	(129)	116	(116)	(g)	(129)
Accumulated deficit	(170,119)	(46,145)	46,145	(g)	(170,119)
Total stockholders’ equity	25,828	(46,023)	103,600		83,405
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	35,872	9,973	60,020		105,865

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.5

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2014

(In thousands, except per-share amounts )

	Historical Mandalay US$	Historical Appia US$	Pro Forma Adjustments US$	Footnote	Pro Forma Combined US$
Net revenues	$24,404	$49,129			$73,533
Cost of revenues
License fees and revenue share	14,789	36,080			50,869
Other direct cost of revenues	1,769	-			1,769
Total cost of revenues	16,558	36,080	-		52,638
Gross profit	7,846	13,049	-		20,895
Operating expenses
Product development	7,869	4,016	868	(l)	12,753
Sales and marketing	1,915	1,871			3,786
General and administrative	13,432	6,547			19,979
Amortization of intangible assets			3,917	(m)	3,917
Impairment of intangible assets	154	-			154
Total operating expenses	23,370	12,434	4,785		40,589
Loss from operations	(15,524)	615	(4,785)		(19,694)
Interest and other income / (expense)
Interest income / (expense)	(1,407)	(1,003)	(207)	(o)	(2,617)
Foreign exchange transaction gain / (loss)	33	-			33
Change in fair value of warrant derivative liabilities gain / (loss)	(811)	(85)	85	(n)	(811)
Loss on extinguishment of debt	(442)	-			(442)
Gain / (loss) on settlement of debt	74	-			74
Gain/ (loss) on disposal of fixed assets	-	-			-
Gain on change on valuation of long term contingent liability	603	-			603
Other income	-	-			-
Interest and other expense	(1,950)	(1,088)	(122)		(3,160)
Loss from operations before income taxes	(17,474)	(473)	(4,907)		(22,854)
Income tax provision / (benefit)	(272)	-			(272)
Net loss from continuing operations, net of taxes	$(17,202)	$(473)	$(4,907)		$(22,582)

Basic and diluted net loss per common share from continuing operations	$(0.63)				$0.48
Weighted average common shares outstanding, basic and diluted	27,478		19,553		47,031

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.5

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended September 30, 2014

(In thousands, except per-share amounts )

	Historical Mandalay US$	Historical Appia US$	Pro Forma Adjustments US$	Footnote	Pro Forma Combined US$
Net revenues	$11,016	$14,596	$(126)	(j)	$25,486
Cost of revenues
License fees and revenue share	7,112	11,567	(126)	(j)	18,553
Other direct cost of revenues	689	-			689
Total cost of revenues	7,801	11,567	(126)		19,242
Gross profit	3,215	3,029	-		6,244
Operating expenses
Product development	4,114	1,496	434	(l)	6,044
Sales and marketing	1,504	1,700			3,204
General and administrative	6,922	2,852	(240)	(k)	9,534
Amortization of intangible assets	-	-	1,958	(m)	1,958
Total operating expenses	12,540	6,048	2,152		20,740
Loss from operations	(9,325)	(3,019)	(2,152)		(14,496)
Interest and other income / (expense)
Interest income / (expense)	(128)	(827)	(138)	(o)	(1,253)
			(160)	(p)
Foreign exchange transaction gain / (loss)	(7)	-			(7)
Change in fair value of warrant derivative liabilities gain / (loss)	-	(2,019)	2,019	(n)	-
Loss on extinguishment of debt	-	-			-
Gain / (loss) on settlement of debt	(10)	-			(10)
Gain/ (loss) on disposal of fixed assets	2	-			2
Gain on change on valuation of long term contingent liability	-	-			-
Other income	12	-			12
Interest and other expense	(131)	(2,846)	1,721		(1,256)
Loss from operations before income taxes	(9,456)	(5,865)	(431)		(15,752)
Income tax provision / (benefit)	355				355
Net loss from continuing operations, net of taxes	$(9,811)	$(5,865)	$(431)		$(16,107)

Basic and diluted net loss per common share from continuing operations	$(0.26)				$(0.28)
Weighted average common shares outstanding, basic and diluted	37,464		19,553		57,017

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

On November 13, 2014, the Company and Appia announced that they had entered into an Agreement and Plan of Merger pursuant to which the Company will issue shares of its common stock in exchange for all of Appia’s outstanding common and preferred stock and warrants. The number of shares to be issued by the Company is subject to adjustment based on Appia’s working capital and net indebtedness as of the closing date of the acquisition. Based on Appia’s working capital and net indebtedness as of September 30, 2014, the Company would issue approximately 19,553,000 shares of common stock. Additionally, Appia’s equity awards outstanding at the closing date will be assumed by the Company and converted into equity awards with respect to the Company common stock. Vested equity awards held by Appia’s employees and service providers are considered part of the purchase price; accordingly, the estimated purchase price includes an estimated fair value of equity awards to be issued by the Company of approximately $491 thousand.

The preliminary total purchase price of the proposed transaction is as estimated follows (in thousands):

Fair value of Mandalay common shares	$56,508
Fair value of Mandalay options issued in exchange for Appia options	491
Assumption of Appia net debt	6,948
Total estimated purchase price	$63,947

The value of the Company’s common stock used to estimate the purchase price was $2.89 per share, the closing price on January 23, 2015. An increase or decrease in the market price of the Company’s common stock of 20% would increase or decrease the value of the the Company common stock to be received by Appia stockholders upon completion of the transactions as set forth below, with a corresponding increase or decrease in goodwill that will be recorded in connection with the transaction (in thousands, except per-share amounts):

	Percentage change in stock price
	-20%	20%
Market price of Mandalay common stock	$2.31	$3.47
Fair value of Mandalay common shares to be issued	$45,206	$67,810

Under the acquisition method of accounting, the total preliminary estimated purchase price as shown in the table above is allocated to the Appia net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. The preliminary estimated purchase price has been allocated based on estimates taking into account various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the estimated purchase price discussed below is preliminary because the transaction has not yet been completed. The final allocation of the purchase price will be based on the fair values of Appia’s assets and liabilities as of the closing of the Merger. The preliminary allocation of the estimated purchase price is as follows (in thousands):

Current assets	$5,335
Property and equipment, excluding developed technology	282
Developed technology	5,000
Advertiser relationships	5,000
Publisher relationships	2,500
Trade name and trademarks	500
Goodwill	52,832
Current liabilities	(7,502)
Total estimated purchase price	$63,947

Exhibit 99.5

Upon completion of the fair value assessment after the acquisition, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

2.	Adjustment of Appia Financial Statements

The Company and Appia have different fiscal year ends, with the most recent annual period of the Company ended on March 31, 2014, and the most recent annual period of Appia ended on December 31, 2013. As such, amounts related to the historical operations of Appia have been adjusted to align the period over which those operations occurred with the periods presented by (i) adding the results for the quarter ended March 31, 2014 to, and deducting the results for the quarter ended March 31, 2013 from, the results for the fiscal year ended December 31, 2013, and (ii) deducting the results for the quarter ended March 31, 2014 from the results for the nine month period ended September 30, 2014.

3.	Pro Forma Adjustments

Certain reclassifications have been made to conform Appia’s historical reported balances to the Company’s financial statement basis of presentation.

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

Pro Forma Balance Sheet Adjustments:

(a)	Cash. Adjustment to cash reflects payment of certain Appia liabilities due upon closing, including accrued interest and prepayment fees, and transaction costs.

(b)	Intercompany balances. Adjustment to accounts receivable and accrued license fees reflects the elimination of intercompany balances between the Company and Appia.

(c)	Property and Equipment. Adjustment reflects the portion of the preliminary purchase price allocation relating to the excess of the fair value of developed technology over the historical balance of capitalized software costs, net of amortization.

(d)	Intangible assets. Adjustment reflects the portion of the preliminary purchase price allocation relating to identified intangible assets, including advertiser and publisher relationships and trade names.

(e)	Goodwill. Adjustment reflects the portion of the preliminary purchase price allocation relating to goodwill.

(f)	Long-term debt. Adjustment eliminates the remaining unamortized discount on Appia’s debt, and eliminates historical debt issuance costs. Appia’s debt is summarized as follows (in thousands):

	Historical US $	Pro Forma US $
Bank debt—current portion	$600	$600
Bank debt—noncurrent portion	300	300
Subordinated debt	8,000	8,000
Less discount	(801)	(701)
Subtotal—noncurrent	7,499	7,599
Total debt	$8,099	$8,199

(g)	Appia stockholders’ equity, redeemable convertible preferred stock and warrant liability. Adjustment eliminates all of Appia’s historical equity balances, preferred stock, and warrant liabilities which will be exchanged for the Company common stock.

Exhibit 99.5

(h)	Equity interests issued to holders of Appia equity interests. Adjustment reflects the issuance of approximately 19,553,000 shares of the Company common stock to the holders of Appia’s equity, redeemable convertible preferred stock and warrant liability and approximately 203,000 the Company options issued in exchange for vested Appia options. Unvested equity awards, consisting of approximately 129,000 the Company options and approximately 47,000 restricted shares of the Company common stock, are excluded from the calculation of the purchase price.

(i)	Common stock and warrant issued to lender. Adjustment reflects the issuance of 200,000 shares of the Company common stock to the holder of Appia’s subordinated debt. The holder will also receive a warrant to acquire 400,000 additional shares of the Company common stock, exercisable only the subordinated note is not repaid in full within twelve months of the closing of the acquisition. The estimated fair value of the warrant is $123 thousand.

Pro Forma Statements of Operations Adjustments:

(j)	Intercompany transactions. Adjustment to revenues and cost of revenues eliminates transactions between the Company and Appia.

(k)	Transaction-related costs. Adjustment to eliminate professional fees and other direct costs incurred by the Company and Appia related to the acquisition.

(l)	Amortization of technology. Adjustment to amortize the excess of the fair value of developed technology over the historical balance of capitalized software costs, based on an estimated useful life of 3 years.

(m)	Amortization of intangible assets. Adjustment to record the estimated amortization expense on identified intangible assets recorded as part of the purchase price allocation. The adjustment is based on estimated useful lives of 2 years for advertiser and publisher relationships and 3 years for trade names and trademarks.

(n)	Other expenses. Adjustment to eliminate historical expense relating to changes in the fair value of the warrant liability.

(o)	Interest expense. Adjustment to eliminate historical amortization of debt discount and debt issuance costs, and record amortization of the new discount relating to the common shares and warrant to be issued to the holder of Appia’s subordinated debt.

(p)	Interest expense. Adjustment to record additional interest expense on Appia’s subordinated debt due to the increase in the contractual interest rate from 10% to 14% following the first anniversary of the closing of the acquisition.